EXHIBIT 23.1


                            [Baker Tilly letterhead]


                  Consent of Independent Chartered Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-70056) of World Gaming Plc of our audit report dated June 30, 2003, which is part of and relates to the consolidated financial statements contained in this Form 20-F, and all references to our firm included in this Form 20-F.


/s/ Baker Tilly
Baker Tilly
London, UK
June 30, 2003